EXHIBIT 10.1  LEASE AGREEMENT BETWEEN BISSELL PORTER SISKEY, LLC AND PREMIER ALLIANCE GROUP, INC.

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG                                                                                                             FIFTH LEASE AMENDMENT
 TO EXTEND TERM

THIS FIFTH LEASE AMENDMENT TO EXTEND TERM (“Fifth Amendment”) is made and entered into this 7th day of May, 2012, by and between Bissell Porter Siskey, LLC, hereinafter referred to as “Landlord” and Premier Alliance Group, LLC, hereinafter referred to as “Tenant”;

W I T N E S S E T H:

THAT WHEREAS, Landlord and Tenant entered into a certain lease agreement dated May 5, 2000 (the “Original Lease”), for certain premises known as Suite 300 (the “Original Premises”) containing approximately 6,956 rentable square feet (approximately 6,049 usable square feet), located on the third (3rd) floor of the building (the “Building”) which is located at 4521 Sharon Road, Charlotte, North Carolina, which said Original Lease was amended by First Amendment to Lease dated December 22, 2000 (“First Amendment”) which changed the number of rentable square feet in the Original Premises from “6,956” to “7,036”, and which Original Lease, as amended, was further amended by Second Lease Amendment dated October 14, 2004 (the “Second Amendment”) whereunder the Term of the Original Lease, as amended, was extended through July 31, 2009 (the “Original Extended Term”), and which Original Lease, as amended, was further amended by Third Lease Amendment dated April 21, 2009 (the “Third Amendment”) which deleted a portion of the Original Premises and reduced the number of rentable square feet in the Original Premises from “7,036” to “5,212”,  and under which the Term of the  Original Lease, as amended, was extended through August 31, 2012 (the “Second Extended Term”),  and subsequent thereto, the Original Lease, as amended, was further amended by Fourth Lease Amendment to Expand Premises and Extend Term dated April 7, 2011 (the “Fourth Amendment”), whereunder the Original Premises, as previously expanded and reduced, was expanded to contain approximately 6,928 rentable square feet (approximately 6,024 rentable square feet), which Original Premises as expanded, reduced and expanded again, and containing approximately 6,928 rentable square feet (approximately 6,024 usable square feet) is hereinafter referred to as the “Premises”, and the Original Lease, as amended by the First, Second, Third and Fourth Amendments, is hereinafter referred to as the “Lease”; and

              WHEREAS, Landlord and Tenant have agreed to amend the Lease to extend the Term of the Lease through March 31, 2018, adjust the rent and to make arrangements and agreements in connection therewith;

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Lease as follows:

1.  Term. The term of the Lease is extended through March 31, 2018.  That period of time between the end of the current term of the Lease (August 31, 2012) and the end of the term of the Lease as extended hereby (March 31, 2018), shall be hereinafter referred to as the “Third Extended Term”.  Except as specifically provided in paragraph 3 hereinbelow, Tenant shall accept the Premises during the remainder of the current term and the Third Extended Term in “as is” condition, and Landlord shall have no obligation to upfit or improve the same or  provide any allowance therefor.

2.  Annual and Monthly Base Rent.  Beginning as of April 1, 2012 (the “Effective Date”) and continuing throughout the remainder of  the current term, the Third Extended Term, and any renewal or extension thereof, and subject to annual escalations and four (4) months of Monthly Base Rent abatement as hereinafter provided, Tenant shall pay to Landlord Annual Base Rent at the rate of Twenty Three and 58/100 Dollars ($23.58) per rentable square foot of the Premises ($23.58 x 6,928 = $163,362.24) which Tenant shall pay to Landlord in monthly installments of Monthly Base Rent in the amount of Thirteen Thousand Six Hundred Thirteen and 52/100 Dollars ($13,613.52) each ($163,362.24 ÷ 12 = $13,613.52),  which Annual and Monthly Base Rent shall increase on each anniversary of the Effective Date by three percent (3.0%) of the Annual and Monthly Base Rent in effect immediately preceding each such escalation date. Tenant shall pay such Monthly Base Rent to Landlord on the first day of each and every calendar month, with the Monthly Base Rent for any partial calendar month being prorated and paid in advance. Notwithstanding the foregoing, Monthly Base Rent shall abate for the months of May, June, July, and August, 2012, but such four (4) months of Monthly Base Rent abatement shall not operate to reduce the above stated Annual Base Rent rate, the Annual and Monthly Base Rent based thereon, or any escalation thereof for any purpose under the Lease, as amended by this Fifth Amendment. Below is an Annual and Monthly Base Rent Schedule showing the Annual and Monthly Base Rent required to be paid by Tenant in accordance with this paragraph, including the Annual and Monthly Base Rent for the renewal term if Tenant exercises its option to renew this Lease under paragraph 5 hereof.
            ANNUAL AND MONTHLY BASE RENT SCHEDULE
Period                                                      Annual Base Rent ($prsf)                                                                Monthly Base Rent
       4/1/12 – 4/30/12                                $163,362.24 ($23.58)                              $13,613.52
(Annualized)
       5/1/12 – 8/31/12                                 Abates                                                     Abates
       9/1/12 - 3/31/13                                 $163,362.24 ($23.58)                              $13,613.52
                                                                 (Annualized)

       4/1/13 – 3/31/14                                $168,281.12 ($24.29)                              $14,023.43
       4/1/14 – 3/31/15                                $173,338.56 ($25.02)                              $14,444.88
       4/1/15 – 3/31/16                                $178,534.56 ($25.77)                              $14,877.88
       4/1/16 – 3/31/17                                $183,869.12 ($26.54)                              $15,322.43
       4/1/17 – 3/31/18                                $189,411.52 ($27.34)                              $15,784.29

        Renewal Term
       4/1/18 – 3/31/19                               $195,092.48 ($28.16)                               $16,257.71
       4/1/19 – 3/31/20                               $200,912.00 ($29.00)                               $16,742.67
       4/1/20 – 3/31/21                               $206,939.36 ($29.87)                               $17,244.95
       4/1/21 – 3/31/22                               $213,174.56 ($30.77)                               $17,764.55
       4/1/22 – 3/31/23 $219,548.32 ($31.69)                               $18,295.69

3.  Tenant Improvements. Landlord, at Landlord’s expense on a turnkey basis, shall construct improvements to the Premises (the “Tenant Improvements”) in substantial accordance with the revised space plan and pricing notes prepared by Smith Harris dated January 3, 2012, as revised on January 30, 2012, February 2, 2012 and April 13, 2012, respectively, attached  hereto as Exhibit A and incorporated herein by reference, the said space plan and pricing notes being hereinafter referred to as the “Plans”.  However, if Tenant requests any changes to the Plans, which changes are subject to Landlords prior approval,  and if Landlord approves and makes such changes, and if such changes increase the cost of the Tenant Improvements, then in such case Tenant shall reimburse Landlord for the increased costs incurred in making such changes, including, without limitation, increased architectural, labor, materials and contractors’ costs, within ten (10) days after receipt of an invoice for the same, and if such changes delay the completion of such Tenant Improvements, such delay shall be deemed a delay caused by Tenant. Except for the foregoing Tenant Improvements, Tenant shall accept the Premises for the remainder of the current term, the Third Extended Term and any renewal or extension thereof, in “as is” condition, and Landlord shall have no obligation to upfit or improve the same or provide any allowance therefor. Tenant acknowledges and agrees that the construction of the Tenant Improvements may cause interference with Tenant’s use of the Premises, but such interference shall not operate to cause Annual or Monthly Base Rent or any other charge under the Lease, as amended by this Fifth Amendment, to abate or to cause a constructive eviction or a breach of Landlord’s covenant of quiet enjoyment.

4. Right of First Refusal.  Paragraph 5 of the Third Amendment, entitled “Right of First Refusal” is deleted in its entirety and shall be of no further force or effect. However, in lieu of the foregoing deleted right of first refusal, during the remainder of the Term of the Lease, as amended by this Fifth Amendment, and provided Tenant is not in default hereunder at the time of exercise thereof, Tenant shall have a one-time right of first refusal to lease any unoccupied space on the same floor as the Premises that is available for rent and that is contiguous with the Premises (the “Refusal Space”), when such space becomes unoccupied or otherwise available for lease to other prospective tenants, after the initial lease of such space, in accordance with the following terms and conditions.
(i) Lease of Refusal Space For Term Beginning within Eighteen (18) Months After the Effective Date. In the event Landlord has a bona fide prospect interested in leasing all or any part of the Refusal Space for a term beginning on or before the last day of the eighteenth (18th) month following the Effective Date, then prior to leasing said space to such prospect, Landlord shall notify Tenant in writing of the prospect for such space and Tenant shall have five (5) business days thereafter to agree in writing to lease from Landlord all of the said space offered to such prospect for a term beginning on the date that the lease of such space by such prospect was to begin (which must be within eighteen (18) months after the Effective Date) and ending as of the end of the Third Extended Term.  In the event Tenant exercises its right to lease the Refusal Space under this subparagraph (i), Landlord shall provide Tenant with a tenant improvement allowance of up to $13.00 per rentable square foot of the said leased Refusal Space, which tenant improvement allowance shall be prorated and reduced based on the period of time from the date that Tenant is to begin paying full Annual and Monthly Base Rent for the Refusal Space until the end of the Third Extended Term as compared with the period of time between the Effective Date and the end of the Third Extended Term (for example, if five (5) years are left until the end of the Third Extended Term at the time Tenant is required to start paying full Annual and Monthly Base Rent for the Refusal Space, the above tenant improvement allowance would be reduced to $10.83 per rentable square foot of the Refusal Space for the tenant improvement allowance (5/6 x $13.00 = $10.83).  Any portion of such allowance that is not used by Tenant within six (6) months of the lease of such space by Tenant, shall be retained by Landlord.  Tenant acknowledges and agrees that any improvements Tenant makes to the Refusal Space hereunder may cause interference with Tenant’s use of the Refusal Space and/or the Premises, but such interference shall not operate to cause Annual or Monthly Base Rent or any other charge under the Lease, as amended by this Fifth Amendment, whether for the Refusal Space or the Premises, to abate or cause the beginning date of the lease of the Refusal Space  to be deferred or to cause a constructive eviction or a breach of Landlord’s covenant of quiet enjoyment.  Except for the above allowance, Tenant shall accept the Refusal Space in “as is” condition and Landlord shall have no obligation to upfit or improve the same or  provide any other allowance in connection therewith.

 If Tenant leases the Refusal Space under this subparagraph (i), Tenant shall pay to Landlord Annual and Monthly Base Rent for the leased Refusal Space in the same amounts on a per rentable square foot basis as Tenant is required to pay for the Premises at the time the Refusal Space is added thereto, with the same escalations at the same times as if the Refusal Space had originally been a part of the Premises on the Effective Date, and otherwise, except as provided to the contrary herein, in accordance with the terms and conditions of the Lease, as amended by this Fifth Amendment. Tenant shall not be entitled to any free rent for the Refusal Space. If Tenant leases any space under this subparagraph (i), so much of the above tenant improvement allowance that is used by Tenant shall be payable by Landlord to Tenant within thirty (30) days after receipt of copies of paid invoices and lien waivers for any work qualifying for such allowance. The term of the lease of the Refusal Space under this subparagraph (i) shall be co-terminus with the lease of the Premises currently leased by Tenant from Landlord as of the date of this Fifth Amendment and shall be considered a part of the Premises from and after the date that the term of the lease of such Refusal Space begins.
(ii)  Lease of Refusal Space for Term Beginning More Than Eighteen (18) Months After the Effective Date.  In the event Landlord has a bona fide prospect interested in leasing all or any part of the Refusal Space for a term beginning more than eighteen (18) months after the Effective Date, then prior to leasing said space to such prospect, Landlord shall notify Tenant in writing of the prospect for such space and the terms and conditions offered to such prospect for the space and Tenant shall have five (5) business days thereafter to agree in writing to lease from Landlord all of the said space offered to such prospect upon the same terms and conditions offered to such prospect.
(iii) Other Provisions.  Under either (i) or (ii) above, if Tenant fails to notify Landlord in writing of its exercise of said right of first refusal within said five (5) business day period, or if within thirty (30) days after Tenant’s exercise of this right of first refusal, Landlord and Tenant, each agreeing to act reasonably and in good faith with regard thereto, have failed to execute a written amendment to the Lease, as amended by this Fifth Amendment, or a separate written lease agreement, providing for the lease of such applicable Refusal Space in accordance with the terms and conditions set forth in subparagraph (i) above or in accordance with the terms and conditions set for in subparagraph (ii) above, as applicable, then in such case, the right of first refusal contained in this paragraph 4 shall terminate and be of no further force or effect, and Landlord shall be free to lease said space to the prospect or any other prospect in substantial accordance with the terms and conditions set forth in subparagraphs (i) or (ii) above, or in accordance with any other terms and conditions to which Landlord and such prospect or any other prospect shall thereafter agree without Landlord having to submit any other offer to Tenant.  This right of first refusal is subject to any previously granted right of first refusal or other rights with regard to said space and notwithstanding the foregoing, Landlord at all times shall have the right to renew the lease of any then existing tenant in any such space.  After Tenant has been offered all or any part of the Refusal Space one time,  whether under subparagraph (i) or subparagraph (ii) above, and whether or not Tenant exercises its right of first refusal with regard thereto, the right of first refusal contained in this paragraph 4 shall terminate and shall be of no further force or effect and Tenant shall have no further right of first refusal to lease any of the Refusal Space.

5.  Option to Renew.  Paragraph 4 of the Second Amendment, entitled “Option to Renew”, and paragraph 6 of the Third Amendment, entitled “Option to Extend”, are deleted in their entireties and shall be of no further force or effect. However, in lieu of the foregoing deleted option to renew and option to extend, and provided Tenant is not in default hereunder at the time of exercise thereof, Tenant shall have the option to renew the Lease, as amended by this Fifth Amendment, for one (1) additional term of five (5) years upon the same terms and conditions as the Lease, as amended by this Fifth Amendment, except as provided hereinafter.  In order to exercise its option to renew for the renewal term, Tenant must notify Landlord in writing of the exercise of said option to renew at least one hundred eighty (180) days prior to the end of the Third Extended Term, or this option to renew shall terminate and expire and be of no further force or effect.  However, if Tenant exercises its option to renew for the renewal term by giving the required notice above, then in such case the Lease, as amended by this Fifth Amendment, shall be renewed for a five (5) year term upon the same terms and conditions as the Lease, as amended by this Fifth Amendment,  including without limitation, the same Annual and Monthly Base Rent in effect at the end of the Third Extended Term, increased as of the next Base Rent escalation date and on an annual basis thereafter as provided in paragraph 2 of this Fifth Amendment as if the renewal term were part of the Third Extended Term, except that Landlord shall provide Tenant with a with a refurbishment allowance (the “Allowance”) in the amount of Six Dollars ($6.00)  per rentable square foot of the Premises, for use by Tenant for the costs of interior improvements actually made to the Premises by Tenant within six (6) months before or within six (6) months after the beginning of the renewal term, but except for the Allowance, Tenant shall accept the Premises in "as is" condition and Landlord shall have no obligation to upfit or improve the same or provide any allowance therefor, and Tenant shall not be deemed to have any additional renewal option. Any improvements made to the Premises by Tenant as provided above shall be subject to the terms and conditions of Section 6.1. of the Original Lease, and Landlord shall pay to Tenant any portion of the Allowance earned by Tenant for such improvements within thirty (30) days after receipt of copies of paid invoices and lien waivers from all applicable parties for such work. Any portion of the Allowance unused by Tenant within six (6) months before or within six (6) months after the beginning of the renewal term shall be forfeited to Landlord and Tenant shall have no further right thereto.

6. Relocation.  Landlord agrees that as long as the Premises continues to contain at least 6,928 rentable square feet, then during the remainder of the current term and the Third Extended Term, Landlord will not exercise its relocation rights under Section 14.13. of the Original Lease, reserving the right however to exercise such rights to relocate the Tenant during any renewal or extension of the Third Extended Term.

7.  Warranties.  Tenant warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Fifth Amendment other than The Bissell Companies, Inc. (“Landlord’s Broker”), and Cherry & Associates (“Tenant’s Broker”), and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

8.  Counterparts.  This Fifth Amendment may be executed in counterparts, all of which taken together, shall be deemed one original. Telecopy or facsimile signatures by the parties will be regarded as valid and binding signatures of the parties.

9.  Authority of Parties.  Each party warrants that it is authorized to enter into this Fifth Amendment, that the person signing on its behalf is duly authorized to execute this Fifth Amendment, and that no other signatures are necessary, and each person signing this Fifth Amendment certifies that he or she is authorized by the party on whose behalf such person is signing and that no further authorization or signatures are required for such person's signature to bind such party hereunder.

10.  Ratification.  Except as specifically amended hereby, all terms and conditions of the Lease shall remain applicable during the remainder of the current term and the Third Extended Term, the Lease shall remain in full force and effect, and the same is hereby ratified, approved, and affirmed.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Fifth Amendment under seal as of the day and year first above written.

WITNESS:                                                                           LANDLORD:
                                                                                           Bissell Porter Siskey, LLC
                                                                                           By: Bissell Real Estate Company, Inc.,
                    its Manager

_____________________                                                                           By:           _______________________ (SEAL)

____________________________
Print Name and Title

WITNESS:                                                                           TENANT:
Premier Alliance Group, LLC

_____________________                                                                           By:           _______________________ (SEAL)

____________________________
Print Name and Title